For Immediate Release

Prologis Reports Third Quarter 2016 Earnings Results

SAN FRANCISCO (October 20, 2016) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today reported results for the third quarter of 2016.

Net earnings per share was $0.52 compared with $0.49 for the same period in 2015. The year-over-year increase is due primarily to improved operating performance and higher net promote income offset by lower gains from the disposition of real estate. Core funds from operations per diluted share* was $0.73 compared with $0.58 for the same period in 2015. The 26% year-over-year increase reflects improved operating performance and higher net promote income.

“This was another excellent quarter for Prologis, resulting from our well-located portfolio, favorable secular trends and the laser focus of the team,” said Hamid R. Moghadam, chairman and CEO, Prologis. “Our portfolio and financial position have never been stronger and we are very confident in our prospects for earnings growth going forward.”

Moghadam added: “Customers continue to invest in their supply chains to improve efficiencies. Their requirements for logistics facilities are matching up very well with our properties’ locations and functional characteristics. In the third quarter, we saw broad-based demand across customer segments, led by e-commerce, automotive, consumer products and construction supplies.”

OPERATING RESULTS STRONG ACROSS THE BOARD

Owned & Managed	3Q16	3Q15	Notes
Period End Occupancy	96.6%	96.0%	Europe reached 96.1% occupancy
Leases Signed	46MSF	42MSF	Record operating leasing volume

Prologis Share	3Q16	3Q15	Notes
Net Effective Rent Change	15.0%	12.0%	Led by the U.S. at 23.3% and the U.K. at 20.5%
Cash Rent Change	5.7%	3.6%
Net Effective Same Store NOI*	5.6%	6.2%	Led by the U.S. at 6.9%
Cash Same Store NOI*	6.6%	4.5%	Led by the U.S. at 8.6%

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

DEVELOPMENT STABILIZATION AND CAPITAL RECYCLING ACTIVITY ON TRACK FOR RECORD PERFORMANCE

Prologis Share	3Q16
Building Acquisitions	$17M
Weighted avg stabilized cap rate	5.4%
Development Stabilizations	$392M
Estimated weighted avg yield	7.2%
Estimated weighted avg margin	31.8%
Estimated value creation	$125M
Development Starts	$434M
Estimated weighted avg margin	17.6%
Estimated value creation	$76M
% Build-to-suit	45.5%
Total Dispositions and Contributions	$517M
Weighted avg stabilized cap rate (excluding land and other real estate)	6.2%

CAPITAL MARKETS ACTIVITY BENEFITS FROM ACCESS TO GLOBAL CAPITAL

Prologis ended the quarter with liquidity of $3.8 billion. During the third quarter, the company and its co-investment ventures completed $1.3 billion of financings, including a ¥120 billion loan.

“The $1.2 billion yen transaction we completed in the quarter to refinance three older loans is a great example of our ability to source capital globally at attractive rates,” said Thomas S. Olinger, chief financial officer, Prologis. “This new facility has a current interest rate of 65 basis points and a term of approximately seven years.”

GUIDANCE INCREASED FOR 2016

Net earnings guidance increased $0.13 at the midpoint, primarily a result of improved operations and higher gains from the disposition of real estate.

“Market fundamentals continued to exceed our expectations in the third quarter,” Olinger said. “As a result of outperformance from operations we are increasing the midpoint of our full-year guidance ranges for earnings and net effective same store NOI*. The earnings increase reflects net earnings growth of 17 percent and Core FFO* growth of 15 percent including promotes and 11 percent excluding promotes. During this same period, we have further strengthened our balance sheet and increased liquidity.”

KEY CHANGES TO GUIDANCE

Earnings (per diluted share)PreviousRevised

GAAP Net Earnings	$1.70 to $1.90	$1.90 to $1.95
Core FFO*	$2.52 to $2.58	$2.56 to $2.57

OperationsPreviousRevised

Net Effective Same Store NOI – Prologis share*	4.75% to 5.25%	5.50% to 5.80%

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

Other Assumptions (in millions)PreviousRevised

Strategic capital revenue	$190 to $200	$195 to $200
Net promote income	$75 to $85	$79 to $82
Realized development gains	$200 to $250	$275 to $300

General & administrative expenses	$218 to $228	$222 to $226

Capital Deployment (in millions)PreviousRevised

Development stabilizations (85% Prologis share)	$2,200 to $2,400	$2,400 to $2,600
Development starts (85% Prologis share)	$2,000 to $2,300	$2,100 to $2,300
Building and land dispositions (75% Prologis share)	$2,000 to $2,300	$2,000 to $2,200
Building contributions (80% Prologis share, net of retained ownership)	$1,100 to $1,400	$1,200 to $1,500

The earnings guidance described above includes potential future gains (losses) recognized from real estate transactions but excludes any future foreign currency or derivative gains or losses as these items are difficult to predict. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, acquisition costs, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance for 2016 relates predominantly to these items. Please refer to our third quarter Supplemental Information, which is available on our Investor Relations website at www.ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

WEBCAST & CONFERENCE CALL INFORMATION
Prologis will host a live webcast and conference call to discuss quarterly results, current market conditions and future outlook. Here are the event details:

§	Thursday, October 20, 2016, at 12 p.m. U.S. Eastern Time.
§	Live webcast at http://ir.prologis.com by clicking Investors>Investor Events and Presentations.
§	Dial in: +1 877-256-7020 or +1 973-409-9692 and enter Passcode 81585906.

A telephonic replay will be available October 20-27 at +1 (855) 859-2056 (from the United States and Canada) or +1 (404) 537-3406 (from all other countries) using conference code 81585906. The webcast replay will be posted when available in the Investor Relations “Events & Presentations” section.

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

ABOUT PROLOGIS
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of September 30, 2016, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 665 million square feet (62 million square meters) in 20 countries. Prologis leases modern distribution facilities to a diverse base of approximately 5,200 customers across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS
The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management’s beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of properties, disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust status, tax structuring and income tax rates (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading “Risk Factors.” We undertake no duty to update any forward-looking statements appearing in this document.

CONTACTS

Investors: Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco

Media: Jason Golz, Tel: +1 415 733 9439, jgolz@prologis.com, San Francisco

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.